Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-217437, 333-213345, 333-209395, 333-192248 and 333-181324 on Forms S-8 and in Registration Statement No. 333-202382 on Form S-3 of our report dated June 7, 2017, relating to the consolidated financial statements of Organovo Holdings, Inc. and Subsidiaries, appearing in this Annual Report on Form 10-K, for the year ended March 31, 2017.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

June 7, 2017